Press Release

Fidelity D & D Bancorp, Inc. Announces Retirement of Director Patrick J. Dempsey

DUNMORE, Pa., May 11, 2020  -- Fidelity D & D Bancorp, Inc. (NASDAQ: FDBC) (“Fidelity”), the parent bank holding company of The Fidelity Deposit and Discount Bank (“Fidelity Bank”), a Pennsylvania state-chartered, FDIC-insured community bank and trust company headquartered in Dunmore, PA, announces the retirement of Patrick (“Pat”) J. Dempsey, Chairman Emeritus, as  a Director effective May 5, 2020.

Mr. Dempsey served as Director of the Fidelity Deposit & Discount Bank, a subsidiary of Fidelity D & D Bancorp, Inc.’s Board of Directors since 1985.  He was named Chairman of the Board in 2004 and served for 14 years.  He also served as Interim Chief Executive Officer and Interim President of Fidelity D & D Bancorp, Inc. from September 1, 2009 to December 2, 2010.  He has been a member of the Company Board since 1999.

“On behalf of the Board of Directors’ want to thank Pat for his 35 years of committed service to the Company,” remarked Brian J. Cali, Chairman of the Board. “Pat’s relentless efforts as a Director and Chairman laid the foundation for the company’s current governance and organizational structure. The Fidelity organization wishes him a happy and deserving retirement for his contributions to our company and bank.”

“During my tenure as President and CEO, Mr. Dempsey played an invaluable role in the success of the Company,” remarked Daniel J. Santaniello, Fidelity President & Chief Executive Officer.  “I am very grateful to have had the opportunity to have worked alongside such an accomplished and thoughtful person.”

Forward-looking statements

Certain of the matters discussed in this press release constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

▪

the effects of economic conditions particularly with regard to the negative impact of severe and wide-ranging disruptions caused by the spread of Coronavirus Disease 2019 (COVID-19) on current customers, specifically the effect of the economy on loan customers’ ability to repay loans.

▪	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation.
▪

the impact of new or changes in existing laws and regulations, including the Tax Cuts and Jobs Act and Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations promulgated there under.

▪	impacts of the capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules.
▪	governmental monetary and fiscal policies, as well as legislative and regulatory changes.

▪	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions.
▪	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters.
▪

the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks.

▪

the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

▪	technological changes.
▪

the interruption or breach in security of our information systems and other technological risks and attacks resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit updates and potential impacts resulting therefrom including additional costs, reputational damage, regulatory penalties, and financial losses;

▪	acquisitions and integration of acquired businesses.
▪	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities.
▪	volatilities in the securities markets.
▪	acts of war or terrorism.
▪	disruption of credit and equity markets; and
▪	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The Company cautions readers not to place undue reliance on forward-looking statements, which reflect analyses only as of the date of this release.  The Company has no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

About Fidelity D & D Bancorp, Inc.

Fidelity D & D Bancorp, Inc. has built a strong history as trusted financial advisors to the clients served by The Fidelity Deposit and Discount Bank, founded in 1902, and is proud to be an active member of the community of Northeastern Pennsylvania.  Fidelity Bank has been recognized nationally for its sound financial performance, and superior customer experience. It has been identified as one of the Top 200 Community Banks in the country by American Bankers Association for four years in a row, and Forbes ranked it one of the Best In-State Banks for the past two years.  The company has been the #1 mortgage lender in the Lackawanna County market for over 8 years. Fidelity Bank is passionate about success and committed to building strong relationships through superior service.

Part of the Bank’s mission is to be a good corporate partner within its market areas by providing over 2,900 hours of volunteer time to non-profit organizations yearly. Fidelity serves multiple office locations throughout Lackawanna and Luzerne Counties providing personal and business banking products and services, including wealth management planning through fiduciary activities with the Fidelity Bank’s full trust powers; as well as offering a full array of asset management services.  Fidelity Bank operates a Wealth Management office in Schuylkill and Lebanon Counties as well. The Bank  provides 24 hour, 7 day a week service to clients through branch offices, online at www.bankatfidelity.com, and through the Customer Care Center at 800-388-4380.  Fidelity Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Contacts:
Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and Chief Executive Officer	Treasurer and Chief Financial Officer
570-504-8035	570-504-8000